WINNER MEDICAL SCHEDULES 2008/2009 FIRST QUARTER EARNINGS
RELEASE ON FRIDAY, FEBRUARY 13, 2009

Earnings Conference Call to be held on Monday, February 16, 2009 at 5am (Pacific) / 8am (Eastern) / 9pm (Shenzhen/Hong Kong)

SHENZHEN, PRC — February 6, 2009 — Winner Medical Group Inc. (OTC Bulletin Board: WMDG; “Winner Medical”), a leading manufacturer in the medical dressing industry (medical and wound care products) in China, today announced that it will release its financial results for the first quarter ended December 31, 2008 on Friday, February 13, 2009 (Eastern).

The earnings release will be available on the investor relations page of the Winner Medical website at http://ir.winnermedical.com on Friday, February 13, 2009 (Eastern).

Following the earnings announcement, Winner Medical senior management will host a conference call at 5am (Pacific)/ 8am (Eastern)/ 9pm (Shenzhen/ Hong Kong) on Monday, February 16, 2009 to discuss its 2008/09 first quarter results and recent business developments.  The conference call can be accessed by calling 866-202-3048 (US), 10-800-130-0399 (South China), 10-800-152-1490 (North China), or ###-##-#### (HK); Passcode: 98226179.  A telephone replay will be available shortly after the conclusion of the call and will be accessible through February 23, 2009 by calling 888-286-8010 (US) or +1-617-801-6888 (International); Passcode: 58334143.

About Winner Medical
Winner Medical is a leading manufacturer in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, and four joint-venture companies. The Company engages in the manufacture, sale, research, and development of medical care products, wound care products, home care products and PurCottonTM products, a nonwoven fabric made from 100% natural cotton.  The products are sold world-wide, with Europe, the US and Japan serving as the top three markets. The Company currently holds 50 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the US Food and Drug Administration (FDA) to ship finished, sterilized products directly to the US market. To learn more about Winner Medical, visit Winner Medical's web site www.winnermedical.com ..